UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Compass Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

IMPORTANT INFORMATION ABOUT RESCHEDULING
THE 2022 ANNUAL MEETING OF STOCKHOLDERS FOR
COMPASS THERAPEUTICS, INC.
May 18, 2022
Dear Stockholder:
Due to an unanticipated delay in distributing proxy materials to certain stockholders, we have decided to change our Annual Meeting Date from May 24, 2022 to May 31, 2022. The Meeting will still be conducted virtually at 10:00 a.m. Eastern Time.
No changes have been made to the record date or the proposals to be brought before the Annual Meeting. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. Stockholders as of the record date who wish to attend the Annual Meeting can still do so at: www.virtualshareholdermeeting.com/CMPX2022.
This notice relates to and amends our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2022. Except as to the date change outlined above, all information set forth in the Proxy Statement remains unchanged, and all voting requirements otherwise remain the same. The Proxy Statement, as well as our Annual Report on Form 10-K and associated materials, are available electronically on the SEC’s website at www.sec.gov or on our website at www.compasstherapeutics.com. We urge you to review the Proxy Statement and this notice in their entirety.
By Order of the Board of Directors,
Thomas J. Schuetz, M.D., Ph.D. Chief Executive Officer